Registration No. 33-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933

                                MARATHON BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                 CALIFORNIA                                           95-3770539
     ----------------------                                     ----------------
     (State  or  Other Jurisdiction of                          (I.R.S. Employer
      Incorporation  or  Organization)                       Identification No.)

            11150 W. OLYMPIC BOULEVARD, LOS ANGELES, CALIFORNIA 90064
                    (Address of Principal Executive Offices)

                    MARATHON  BANCORP 1998 STOCK OPTION PLAN
                            (Full Title of the Plan)

            CRAIG D. COLLETTE, PRESIDENT AND CHIEF EXECUTIVE OFFICER 11150 W. OLYMPIC BOULEVARD, LOS ANGELES, CALIFORNIA 90064
                     (Name and Address of Agent for Service)

                                 (310) 996-9100
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                Gary Steven Findley, Esq. or Thomas Q. Kwan, Esq.
                        Gary Steven Findley & Associates
                            1470 North Hundley Street
                            Anaheim, California 92806
                                 (714) 630-7136

                         CALCULATION OF REGISTRATION FEE

Title  of  Each  Class   Amount   Proposed Maximum  Proposed Maximum  Amount of
  Of  Securities  To      To Be    Offering Price      Aggregate    Registration
   Be  Registered    Registered(a)   PerShare(b)     Offering Price    Fee
--------------------------------------------------------------------------------
Common  stock       700,000 Shares   $2.85            $1,995,000      $554.61
(No  Par  Value)
--------------------------------------------------------------------------------
(a) The number of shares being registered is the number of shares issuable under the Marathon Bancorp 1998 Stock Option Plan (the "1998 Plan"). Because of certain events specified in the 1998 Plan, an indeterminate number of shares may additionally become subject to issuance under the 1998 Plan.
(b) Estimated pursuant to Rule 457(h) solely for the purpose of computing the registration fee, utilizing the $2.85 as the average of the bid and asked price of Marathon Bancorp's common stock as of January 11, 1999.

                                     PART II

ITEM  3.    INCORPORATION  OF  DOCUMENTS  BY  REFERENCE
-------     -------------------------------------------

Marathon Bancorp. (the "Registrant") hereby incorporates by reference the documents listed below. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

(a) The Registrant's last annual report filed on Form 10-KSB for December 31, 1997 filed by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934.

(b) The Registrant's quarterly report filed on Form 10-QSB for the quarters ended September 30, 1998.

(c) The description of the Registrant's common stock is contained in its Registration Statement on Form SB-2, file number 333-25479.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that another statement contained herein or in any other document subsequently filed, which also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.    DESCRIPTION  OF  SECURITIES
-------     ---------------------------

Not  Applicable.

ITEM  5.    INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL
-------     -------------------------------------------

Not  Applicable.

ITEM  6.    INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS
-------     ---------------------------------------------

The Articles of Incorporation and Bylaws of the Registrant provide for indemnification of agents including directors, officers and employees to the maximum extent allowed by California law. The Articles of Incorporation of the Registrant further provide for the elimination of directors liability for monetary damages to the maximum extent allowed by California law. The indemnification laws of the State of California generally allow indemnification, in matters not involving the right of the corporation, to an agent of the corporation if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such person was unlawful. California laws, with respect to matters involving the right of a corporation, allow indemnification to an agent of the corporation, if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders; provided that there shall be no indemnification for: (i) amounts paid in the settlement without court approval for a pending action; (ii) expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; (iii) matters in which such person shall have been adjudged to be liable to the corporation unless the court determines that such person is entitled to be indemnified; or (iv) other matters specified in the California Corporations Code.

Registrant's Bylaws provide that Registrant shall to the maximum extent permitted by law have the power to indemnify its directors, officers and employees. Registrant's Bylaws also provide that Registrant shall have the power to purchase and maintain insurance covering its directors, officers and employees against any liability asserted against any of them and incurred by any of them, whether or not Registrant would have the power to indemnify them against such liability under the provisions of applicable law or the provisions of Registrant's Bylaws. Each of the directors and executive officers of Registrant has an indemnification agreement with Registrant that provides that Registrant shall indemnify such person to the full extent authorized by the applicable provisions of California law and further provide advances to pay for any expenses which would be subject to reimbursement

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED
-------     --------------------------------------

Not  Applicable.

ITEM  8.    EXHIBITS
-------     --------

  5.1      Opinion  re:  Legality
23.1      Consent  of  Vavrinek,  Trine  &  Day  and  Company
99.1      Marathon  Bancorp  1998  Stock  Option  Plan  and  Agreements

ITEM  9.    UNDERTAKINGS
-------     ------------

The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;




provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on January 11, 1999.

                              MARATHON  BANCORP



                              /s/ Craig C. Collette
                              ---------------------
                              Craig  D.  Collette
                              President  &  CEO

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



---------------------,  Director
Robert J. Abernethy


---------------------,  Director
Frank Jobe, M.D.

/s/ C. Thomas Mallos
---------------------,  Director                                January 11, 1999
C. Thomas Mallos


---------------------,  Director
Robert Oltman

/s/ Ann Pappas
---------------------,  Director                                January 11, 1999
Ann Pappas

/s/ Nikolas Patsaouras
---------------------,  Chairman                                January 11, 1999
Nikolas  Patsaouras

/s/ Craig C. Collette
--------------------------,  Director,  President  and          January 11, 1999
Craig D. Collette            Chief Executive Officer

/s/ Howard J. Stanke
--------------------------,  Executive  Vice  President,        January 11, 1999
Howard J. Stanke             Principal Financial Officer
                             and  Principal  Accounting
                             Officer

                                     EXHIBIT  INDEX


                                                                    Sequentially
Exhibit                                                                 Numbered
Number                      Description                                     Page
------                      -----------                              -----------

 5.1                    Opinion  re:  Legality                                 8

23.1                    Consent of Vavrinek, Trine, Day & Company             10

99.1                    Marathon  Bancorp  1998  Stock
                        Option  Plan  and  Agreements                         12

                                      EXHIBIT  5.1

                                OPINION  RE:    LEGALITY

                 G A R Y   S T E V E N   F I N D L E Y   &   A S S O C I A T E S

Gary  Steven  Findley*          A PROFESSIONAL CORPORATION             Telephone
Thomas  Q.  Kwan                    ATTORNEYS AT LAW             (714)  630-7136
Laura  Dean-Richardson                                                Telecopier
Debra  L. Barbin              1470 NORTH HUNDLEY STREET          (714)  630-7910
----                             ANAHEIM,  CALIFORNIA  92806     (714)  630-2279
*A  Professional  Corporation


December  18,  1998



Marathon  Bancorp
11150  W.  Olympic  Boulevard
Los  Angeles,  California,  90064

Re: Registration  Statement  on  Form  S-8

Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Marathon Bancorp 1998 Stock Option Plan, of 700,000 shares of Marathon Bancorp common stock, no par value (the "Common Stock") issuable upon exercise of stock options to be granted under the Marathon Bancorp 1998 Stock Option Plan. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Marathon Bancorp 1998 Stock Option Plan referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We  consent  to  the  use  of  this  opinion  as  an exhibit to the Registration
Statement.

                              Respectfully  submitted,

                              GARY  STEVEN  FINDLEY  &  ASSOCIATES

                          By: /s/  Thomas  Q.  Kwan

                              Thomas  Q.  Kwan
                              Attorney  at  Law

TQK:bl

                                  EXHIBIT 23.1

                    CONSENT OF VAVRINEK, TRINE, DAY & COMPANY

                         INDEPENDENT AUDITORS' CONSENT

Board of Directors and Shareholders
Marathon Bancorp
Los Angeles, California

We consent to the incorporation by reference in the Registration Statement of Marathon Bancorp on form S-8 of our report dated January 27, 1998, on our audit of the consolidated balance sheet of Marathon Bancorp as of December 31, 1997, and the related consolidated statements of operations, changes in stockholder's equity and cash flows for each of the two years in the period ended December 31, 1997, which report is incorporated by reference in the 1997 Annual Report on Forn 10-KSB.


Vavrinek,  Trine  Day  &  Co., LLP
Laguna Hills,  California
January 12, 1999

                                  EXHIBIT 99.1

                     MARATHON BANCORP 1998 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENTS

                                MARATHON BANCORP

                             1998 STOCK OPTION PLAN



1.          PURPOSE
            -------
     The purpose of the Marathon Bancorp 1998 Stock Option Plan (the "Plan") is to strengthen Marathon Bancorp ("Company") and those corporations which are or hereafter become subsidiary corporations of the Company by providing an additional means of attracting and retaining competent directors, officers and management level employees and by providing to participating directors, officers and management level employees added incentive for high levels of performance. The Plan seeks to accomplish these purposes and achieve these results by providing a means whereby such directors, officers and management level employees may purchase shares of the common stock of the Company pursuant to options granted in accordance with the Plan.
     Options granted pursuant to the Plan are intended to be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or "nonqualified stock options", as shall be determined and designated upon the grant of each option hereunder.

2.          ADMINISTRATION
            --------------
     The Plan shall be administered by the Board of Directors (the "Board"). Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote, or the unanimous written consent, of its members. Subject to the express provisions of the Plan, the Board shall have the authority to construe and interpret the Plan, define the terms used herein, prescribe, amend and rescind, the rules and regulations relating to administration of the Plan, and make all other determinations necessary or advisable for administration of the Plan.
     All decisions, determinations, interpretations or other actions by the Board shall be final, conclusive and binding on all persons, optionees, grantees, subsidiary corporations of the Company and any successors-in-interest to such parties.

3.          INCENTIVE  STOCK  OPTIONS
            -------------------------
     All options granted which are designated at the time of grant as an "incentive stock option" shall be deemed an incentive stock option.
     (a) Incentive stock options granted under the Plan are intended to be qualified under Section 422 of the Code.
     (b) Full-time salaried officers and management level employees of the Company or a subsidiary corporation (as that term is defined in Section 424(f) of the Code), shall be eligible for selection to participate in the incentive stock option portion of the Plan. No director of the Company who is not also a full-time salaried officer or employee of the Company or a subsidiary corporation, may be granted an incentive stock option hereunder. Subject to the express provisions of the Plan, the Board shall (i) select from the eligible class of employees and determine to whom incentive stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective incentive stock option agreements (which need not be identical), (iii) determine the times at which such incentive stock options shall be granted, (iv) determine the number of shares subject to each incentive stock option, and (v) grant such incentive stock options to such individuals. An individual who has been granted an incentive stock option may, if he or she is otherwise eligible under the Plan, be granted additional incentive stock options if the Board shall so determine.
     (c) Except as described in subsection (e) below, the Board shall not grant an incentive stock option to purchase shares of the Company's common stock to any individual who, at the time of the grant, owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation. The attribution rules of Section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.
     (d) The aggregate fair market value (determined as of the time the incentive stock option is granted) of stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under all plans of the Company and its subsidiary corporations, if any) shall not exceed $100,000, plus any greater amount as may be permitted under subsequent amendments to the Code.
     (e) The purchase price of stock subject to each incentive stock option shall be determined by the Board but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of optionees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiary corporation, in which case the purchase price of the stock shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such option is granted and the term of such option shall be for no more than five (5) years. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation Section 20.2031-2.

4.          NONQUALIFIED  STOCK  OPTIONS
            ----------------------------
     (a) All options granted which are (i) in excess of the aggregate fair market value limitations set forth in Section 3(d) hereof, (ii) designated at the time of the grant as "nonqualified", or (iii) intended to be incentive stock options but do not meet the requirements of incentive stock options, shall be deemed nonqualified stock options. Nonqualified stock options granted hereunder shall be so designated in the nonqualified stock option agreement entered into between the Company and the optionee.
     (b) Directors, full-time salaried officers and management level employees of the Company or a subsidiary corporation shall be eligible for selection to participate in the nonqualified stock option portion of the Plan. Subject to the express provisions of the Plan, the Board shall (i) select from the eligible class of individuals and determine to whom nonqualified stock options shall be granted, (ii) determine the discretionary terms and provisions of the respective nonqualified stock option agreements (which need not be identical), (iii) determine the times at which such nonqualified stock options shall be granted, (iv) determine the number of shares subject to each nonqualified stock option and (v) grant such nonqualified stock options to such individuals. An individual who has been granted a nonqualified stock option may, if he or she is otherwise eligible under the Plan, be granted additional nonqualified stock options if the Board shall so determine.
     (c) The purchase price of stock subject to each nonqualified stock option shall be determined by the Board but shall not be less than one hundred percent (100%) of the fair market value of such stock at the time such option is granted, except, in the case of optionees who at the time of the grant own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiary corporations, in which case the purchase price of the stock shall not be less than one hundred ten percent (110%) of the fair market value of such stock at the time such option is granted. The fair market value of such stock shall be determined in accordance with any reasonable valuation method, including the valuation methods described in Treasury Regulation 20.2031-2.

5.          STOCK  SUBJECT  TO  THE  PLAN
            -----------------------------
     Subject to adjustments as provided in Section 12, hereof, the stock to be offered under the Plan shall be shares of the Company's authorized but unissued common stock (hereinafter called "stock") and the aggregate amount of stock to be delivered upon exercise of all options granted under the Plan shall not exceed 700,000 shares. If any option shall be canceled, surrendered or expire for any reason without having been exercised in full, the underlying shares subject thereto shall again be available for purposes of the Plan.

6.          CONTINUATION  OF  EMPLOYMENT
            ----------------------------
     Nothing contained in the Plan (or in any option agreement) shall obligate the Company or a subsidiary corporation to employ any optionee for any period or interfere in any way with the right of the Company or a subsidiary corporation to reduce the optionee's compensation. However, the Company may not reduce the terms of any option without the approval of the optionee.

7.          EXERCISE  OF  OPTIONS
            ---------------------
     No option shall be exercisable until all necessary regulatory and shareholder approvals of the Plan are obtained. Except as otherwise provided in this section, each option shall be exercisable in such installments, which need not be equal, and upon such contingencies as the Board shall determine; provided, however, that if an optionee shall not in any given installment period purchase all of the shares which the optionee is entitled to purchase in such installment period, the optionee's right to purchase any shares not purchased in such installment period shall continue until expiration or termination of such option. Notwithstanding the foregoing, the options shall vest at the rate of at least 20% per year over a five year period from the date the option is granted.
     Fractional share interests shall be disregarded, except that they may be accumulated. Not less than ten (10) shares may be purchased at any one time unless the number of shares purchased is the total number of shares which is exercisable at such time. Options may be exercised by written notice delivered to the Company stating the number of shares with respect to which the option is being exercised, together with the full purchase price for such shares. Payment of the option price in full, for the number of shares to be delivered, must be made (a) in cash or (b) subject to applicable law, with the Company's stock previously acquired by the optionee and held by the optionee for a period of at least six months. Notwithstanding the foregoing, in the event an optionee who has an incentive stock option does exercise the incentive stock option by utilizing (b) above, the optionee should obtain tax advice as to the consequences of such action. The equivalent dollar value of shares used to effect a purchase shall be the fair market value of the shares on the date of exercise. If the option is being exercised by any person other than the optionee, said notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the option. Optionees will have no rights as shareholders with respect to stock of the Company subject to their stock option agreements until the date of issuance of the stock certificate to them.

8.          NONTRANSFERABILITY  OF  OPTIONS
            -------------------------------
     Each option shall, by its terms, be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during his or her lifetime only by the optionee.

9.          CESSATION  OF  DIRECTORSHIP  OR  EMPLOYMENT
            -------------------------------------------
     Except as provided in Sections 10 and 20 hereof, if an optionee ceases to be a director or an employee of the Company or a subsidiary corporation for any reason other than his or her disability (as defined in Section 22(e)(3) of the Code) or death, the optionee's option shall expire three (3) months after the date of termination of such directorship or employment. During the period after cessation of directorship or employment, such option shall be exercisable only as to those installments, if any, which have accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Company or a subsidiary corporation.

10.          TERMINATION  OF  EMPLOYMENT  FOR  CAUSE
             ---------------------------------------
     If the stock option agreement so provides and if an optionee's employment by the Company or a subsidiary corporation is terminated for cause, the optionee's option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board with respect thereto shall be final and conclusive.

11.          DISABILITY  OR  DEATH  OF  OPTIONEE
             -----------------------------------
     If any optionee dies while serving as a director or an employee of the Company or a subsidiary corporation, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof. After such death but before such expiration, the persons to whom the optionee's rights under the option shall have passed by will or by the laws of descent and distribution or the executor or administrator of optionee's estate shall have the right to exercise such option to the extent that installments, if any, had accrued and/or vested as of the date on which the optionee ceased to be a director or an employee of the Company or a subsidiary corporation.
     If the optionee shall terminate his or her employment because of disability (as defined in Section 22(e)(3) of the Code), the optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, except as provided in Section 20 hereof.
     If  any  optionee  dies  during  the  three (3) month period referred to in
Section 9 hereof, the option shall expire one (1) year after the date of such death, except as provided in Section 20 hereof.

12.          ADJUSTMENT  UPON  CHANGES  IN  CAPITALIZATION
             ---------------------------------------------
     If the outstanding shares of the stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization (meaning a change in the rights, preferences, privileges, or restrictions on the Company's common stock), reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share subject to the option. Any adjustment under this Section 12 shall be made by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued or made available under the Plan on account of any such adjustment, and fractional share-interests shall be disregarded, except that they may be accumulated.

13.          TERMINATING  EVENTS
             -------------------
     A  Terminating  Event  shall be defined as any one of the following events:
(i) a dissolution or liquidation of the Company; (ii) a reorganization, merger or consolidation of the Company with one or more corporations, the result of which (A) the Company is not the surviving corporation, or (B) the Company becomes a subsidiary of another corporation (which shall be deemed to have occurred if another corporation shall own directly or indirectly, over 80% of the aggregate voting power of all outstanding equity securities of the Company);
(iii) a sale of substantially all the assets of the Company to another corporation; or (iv) a sale of the equity securities of the Company representing more than 80% of the aggregate voting power of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert. When the Company knows that a Terminating Event will occur
(i) the Company shall deliver to each optionee no less than thirty (30) days prior to the Terminating Event, written notification of the Terminating Event and the optionee's right to exercise all options granted pursuant to the Plan, whether or not vested under the Plan or applicable stock option agreement, and
(ii) all outstanding options granted pursuant to the Plan shall completely vest and become immediately exercisable as to all shares granted pursuant to the option immediately prior to such Terminating Event. This right of exercise shall be conditional upon execution of a final plan of dissolution or liquidation or a definitive agreement of consolidation or merger. Upon the occurrence of the Terminating Event all outstanding options and the Plan shall terminate; provided, however, that any outstanding options not exercised as of the occurrence of the Terminating Event shall not terminate if there is a successor corporation which assumes the outstanding options or substitutes for such options, new options covering the stock of the successor corporation with appropriate adjustments as to the number and kind of shares and prices.

14.          AMENDMENT  AND  TERMINATION
             ---------------------------
     The Board may at any time suspend, amend or terminate the Plan and may, with the consent of the optionee, make such modification of the terms and conditions of the option as it shall deem advisable; provided that, except as permitted under the provisions of Sections 12 and 13 hereof, no amendment or modification which would:

     (a) increase the maximum number of shares which may be purchased pursuant to options granted under the Plan either in the aggregate or by an individual;

     (b) change  the  minimum  option  price;

     (c) increase  the  maximum term of options provided for herein; or

     (d) permit options to be granted to anyone other than directors, full-time salaried officers or management level employees of the Company or a subsidiary corporation;

may be adopted without the Company having first obtained any necessary regulatory and shareholder approvals required by law.
     No option may be granted during any suspension or after termination of the Plan. Amendment, suspension or termination of the Plan shall not (except as otherwise provided in Section 12 hereof), without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

15.          TIME  OF  GRANTING  OPTIONS
             ---------------------------
     The time an option is granted, sometimes referred to as the date of grant, shall be the day of the action of the Board described in Sections 3(b) and 4(b) hereof; provided, however, that if appropriate resolutions of the Board indicate that an option is granted as of and on some future date, the time such option is granted shall be such future date. If action by the Board is taken by unanimous written consent of its members, the action of the Board shall be deemed to be at
the  time  the  last  member  of  the    Board  signs  the  consent.

16.          PRIVILEGES  OF  STOCK  OWNERSHIP;
             ---------------------------------
             SECURITIES  LAW  COMPLIANCE;  NOTICE  OF  SALE
             ----------------------------------------------
     No optionee shall be entitled to the privileges of stock ownership as to any shares of stock not actually issued. No shares shall be purchased upon the exercise of any option unless and until the Company has fully complied with all applicable requirements of any regulatory agency having jurisdiction over the Company including registration of the stock options and underlying shares, as necessary, and all applicable requirements of any exchange upon which stock of the Company may be listed. The optionee shall give the Company notice of any sale or disposition of any such shares not more than five (5) days after such sale or disposition.

17.          EFFECTIVE  DATE  OF  THE  PLAN
             ------------------------------
     The Plan shall be deemed adopted by the Board as of March 23, 1998 and shall be effective immediately subject to approval by the shareholders of the Company within twelve months of the date the Plan is adopted, by the vote of a majority of the outstanding shares represented and voting at a duly held meeting of shareholders at which a quorum is present, or by the written consent vote of the holders of a majority of the outstanding shares of the Company's stock. No option under the Plan shall be exercised prior to the shareholders' approval of the Plan.

18.          TERMINATION
             -----------
     Unless previously terminated by the Board, the Plan shall terminate at the close of business on March 23, 2008. No options shall be granted under the Plan thereafter, but such termination shall not affect any option theretofore granted.

19.          OPTION  AGREEMENT
             -----------------
     Each option shall be evidenced by a written stock option agreement executed by the Company and the optionee and shall contain each of the provisions and agreements herein specifically required to be contained therein, and such other terms and conditions as are deemed desirable and are not inconsistent with the Plan. Each incentive stock option agreement shall contain such terms and provisions as the Board may determine to be necessary in order to qualify such option as an incentive stock option within the meaning of Section 422 of the Code.

20.          OPTION  PERIOD
             --------------
     Each option and all rights and obligations thereunder shall expire on such date as the Board may determine, but not later than ten (10) years from the date such option is granted, and shall be subject to earlier termination as provided elsewhere in the Plan.

21.          EXCULPATION  AND  INDEMNIFICATION
             ---------------------------------
     To the extent permitted by applicable law in effect from time to time, no member of the Board shall be liable for any act or omission of any other member of the Board nor for any act or omission on the member's own part, except the member's own willful misconduct or gross negligence. The Company and its subsidiary corporations shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Board in any action brought by a third party against such person (whether or not the Company is joined as a party defendant) to impose a liability or penalty on such person while a member of the Board arising with respect to the Plan or administration thereof or out of membership on the Board or all or any combination of the preceding; provided, the Board determines in good faith that such member of the Board was acting in good faith, within what such member of the Board reasonably believed to be the scope of his or her employment or authority, and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Section 21 does not apply to any action instituted or maintained in the right of the Company by a shareholder or holder of a voting trust certificate representing shares of the Company or a subsidiary corporation thereof. The provisions of this Section 21 shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Board and the term "person" as used in this Section 21 shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

22.          AGREEMENT  AND  REPRESENTATIONS  OF  OPTIONEE
             ---------------------------------------------
     Unless the shares of stock covered by the Plan have been registered with the Securities Exchange Commission, each optionee shall, by accepting an option, represent and agree, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all stock will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of an option, the person entitled to exercise the same shall, upon request of the Company, furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the stock is being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company, at its sole discretion, may take all reasonable steps, including affixing the following legend (and/or such other legend or legends as counsel shall require) on certificates embodying the shares:

The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold, pledged, hypothecated or otherwise transferred or offered for sale in the absence of an effective registration statement with respect to them under the Securities Act of 1933 or a written opinion of counsel for the optionee which opinion shall be acceptable to counsel for the Company that registration is not required.

to assure itself against any sale or distribution by the optionee which does not comply with the Plan or any federal or state securities laws.
     The Company agrees to remove any legend affixed to the certificates embodying the shares pursuant to this Section 22 when all of the restrictions on the transfer of the shares, whether imposed by the Plan or federal or state law, have terminated.

23.          INFORMATION  TO  EMPLOYEES
             --------------------------

     The Company shall provide optionees with financial statements of the Company at least annually.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE COMPANY'S COMMON STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE MARATHON BANCORP 1998 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF THE COMPANY.


                                MARATHON BANCORP

                        INCENTIVE STOCK OPTION AGREEMENT


     This Incentive Stock Option Agreement (the "Agreement") is made and entered into as of the ______ day of __________, _____, by and between Marathon Bancorp, a California corporation (the "Company"), and ________________ ("Optionee");
     WHEREAS, pursuant to the Marathon Bancorp 1998 Stock Option Plan (the "Plan"), a copy of which is attached hereto, the Board of Directors of the Company has authorized granting to Optionee an incentive stock option to purchase all or any part of ______________ (_____) authorized but unissued shares of the Company's common stock at the price of ________ Dollars and _______ Cents ($__.__) per share, such option to be for the term and upon the terms and conditions hereinafter stated;
     NOW,  THEREFORE,  it  is  hereby  agreed:
     1.     GRANT OF OPTION.  Pursuant to said action of the Board of Directors,
            ---------------
the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan which is incorporated in full herein by this reference, all or any part of ______________ (_____) shares of the
Company's common stock (hereinafter called "stock") at the price of _____________ Dollars and _______ Cents ($__.__) per share, which price is not less than one hundred percent (100%) of the fair market value of the stock (or not less than 110% of the fair market value of the stock for Optionee-shareholders who own securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company, its parent or subsidiary corporation) as of the date of action of the Board of Directors granting this option.
     2.          EXERCISABILITY.    This  option  shall  be  exercisable  as  to
                 --------------
________________________________________________________________________________
_______________________________________________________________________________.

This option shall remain exercisable as to all vested shares until ______________ __, _____ (but not later than ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in accordance with the provisions hereof or in the Plan. Subject to paragraphs 4 and 5, shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.
     3.      EXERCISE OF OPTION.  This option may be exercised by written notice
             ------------------
(substantially in the form as that which is attached as Exhibit A) delivered to the Company stating the number of shares with respect to which this option is being exercised, together with (a) cash in the amount of the purchase price of such shares, or (b) subject to applicable law, with the Company's stock previously acquired by Optionee and held by Optionee for a period of at least six months. Notwithstanding the foregoing, in the event Optionee does exercise the option by utilizing (b) above, Optionee should obtain tax advice as to the consequences of such action. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.
     4.       CESSATION OF EMPLOYMENT.  Except as provided in Paragraphs 2 and 5
              -----------------------
hereof, if Optionee shall cease to be an employee of the Company or a subsidiary corporation for any reason other than Optionee's death or disability [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")], this option shall expire three (3) months thereafter. During the three (3) month period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when Optionee ceased to be an employee of the Company or a subsidiary corporation.
     5.      TERMINATION OF EMPLOYMENT FOR CAUSE.  If Optionee's employment with
             -----------------------------------
the Company or a subsidiary corporation is terminated for cause, this option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.
     6.        NONTRANSFERABILITY; DEATH OR DISABILITY OF OPTIONEE.  This option
               ---------------------------------------------------
shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while serving as an employee of the Company or a subsidiary corporation, or during the three (3) month period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be an employee of the Company or a subsidiary corporation.
     If Optionee terminates his or her employment because of disability (as defined in Section 22(e)(3) of the Code), Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.
     7.        EMPLOYMENT.  This Agreement shall not obligate the Company or a
               ----------
subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee's compensation.
     8.       PRIVILEGES OF STOCK OWNERSHIP.  Optionee shall have no rights as a
              -----------------------------
shareholder with respect to the Company's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.
     9.     MODIFICATION AND TERMINATION.  The rights of Optionee are subject to
            ----------------------------
modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.
     10.     NOTIFICATION OF SALE.  Optionee agrees that Optionee, or any person
             --------------------
acquiring shares upon exercise of this option, will notify the Company not more than five (5) days after any sale or other disposition of such shares.
     11.      REPRESENTATIONS OF OPTIONEE.  No shares issuable upon the exercise
              ---------------------------
of this option shall be issued and delivered unless and until the Company has complied with all applicable requirements of California and federal law and of the Securities and Exchange Commission and the California Department of Corporations pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Company of the same class are then listed. Optionee agrees to ascertain that such requirements shall have been complied with at the time of any exercise of this option. In addition, if the Optionee is an "affiliate" for purposes of the Securities Act of 1933, there may be additional restrictions on the resale of stock, and Optionee therefore agrees to ascertain what those restrictions are and to abide by the restrictions and other applicable federal and state securities laws.
     Furthermore, the Company may, if it deems appropriate, issue stop transfer instructions against any shares of stock purchased upon the exercise of this option and affix to any certificate representing such shares the legends which the Company deems appropriate.
     Optionee represents that the Company, its directors, officers, employees and agents have not and will not provide tax advice with respect to the option, and Optionee agrees to consult with his or her own tax advisor as to the specific tax consequences of the option, including the application and effect of federal, state, local and other tax laws.
     12.      NOTICES.  Any notice to the Company provided for in this Agreement
              -------
shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its President or Chief Financial Officer.
     13.          INCENTIVE  STOCK  OPTION.  This Agreement is intended to be an
                  ------------------------
incentive stock option agreement as defined in Section 422 of the Code; provided, however, that if the option shall fail to constitute an incentive stock option for any reason, the option shall thereafter be governed by the provisions of the Plan regarding nonqualified stock options.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPTIONEE                                                        MARATHON BANCORP




By______________________________          By____________________________________




                                          By____________________________________

                                    EXHIBIT A
                                    ---------


                         NOTICE OF STOCK OPTION EXERCISE


Mr.  Craig  D.  Collette
President  and  Chief  Executive  Officer
Marathon  Bancorp
11150  W.  Olympic  Boulevard
Los  Angeles,  California  90064

Dear  Mr.  Collette:

Pursuant to my incentive stock option agreement dated _______________, I am exercising my stock option to acquire ____________ shares of common stock of Marathon Bancorp I am also enclosing payment by means of (cash in the amount of
                                                           ---------------------
$_________,  or  ________  qualifying  shares  of Marathon Bancorp having a fair
--------------------------------------------------------------------------------
market  value)  equal  to  the  sum  of  the  option  exercise  price.
-------------

I further acknowledge that Marathon Bancorp makes no representations as to federal or state tax matters, and that I am to consult with my own tax attorney or tax accountant for advice with respect to the exercise of my stock option and the effect of the sale of the option shares. [(For executive officers of the
                                                   -----------------------------
Company or insiders of the Company) I further acknowledge that I am an affiliate
  --------------------------------
or insider of Marathon Bancorp and that federal securities laws are applicable to the exercise of the stock option and any subsequent sale of the option shares including the applicability of the Securities Act of 1933 and Rule 144 (both dealing with the sale of shares by an affiliate). I agree to comply with such securities laws and rules.]

                              Sincerely,




                              _______________________________________
                              (Name  of  Optionee)

NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO SHARES OF THE COMPANY'S COMMON STOCK SHALL BE ISSUED PURSUANT HERETO UNLESS THE MARATHON BANCORP 1998 STOCK OPTION PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF THE COMPANY.


                                MARATHON BANCORP

                       NONQUALIFIED STOCK OPTION AGREEMENT


     This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of the ______ day of _____________, _____, by and between Marathon Bancorp, a California corporation (the "Company"), and _______________, ("Optionee");
     WHEREAS, pursuant to the Marathon Bancorp 1998 Stock Option Plan (the "Plan"), a copy of which is attached hereto, the Board of Directors of the Company has authorized granting to Optionee a nonqualified stock option to purchase all or any part of _______________ (_________) authorized but unissued shares of the Company's common stock at the price of ________ Dollars and _______ Cents ($__.__) per share, such option to be for the term and upon the terms and conditions hereinafter stated;
     NOW,  THEREFORE,  it  is  hereby  agreed:
     1.     GRANT OF OPTION.  Pursuant to said action of the Board of Directors,
            ---------------
the Company hereby grants to Optionee the option to purchase, upon and subject to the terms and conditions of the Plan which is incorporated in full herein by this reference, all or any part of _______________ (______) shares of the Company's common stock (hereinafter called "stock") at the price of ________ Dollars and _______ Cents ($__.__) per share, which price is not less than one hundred percent (100%) of the fair market value of the stock (or less than 110% of the fair market value of the stock if the Optionee owns securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company, its parent or subsidiary corporations) as of as of the date of the action of the Board of Directors granting this option.
     2.       EXERCISABILITY.    This  option  shall  be  exercisable  as  to __
              --------------
________________________________________________________________________________
_______________________________________________________________________________.
This option shall remain exercisable as to all vested shares until __________ __, _____ (but not later than ten (10) years from the date this option is granted) unless this option has expired or terminated earlier in accordance with the provisions hereof or in the Plan. Subject to paragraphs 4 and 5, shares as to which this option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this option.
     3.      EXERCISE OF OPTION.  This option may be exercised by written notice
             ------------------
(substantially in the form as that which is attached as Exhibit A) delivered to the Company stating the number of shares with respect to which this option is being exercised, together with (a) cash in the amount of the purchase price of such shares, or (b) subject to applicable law, with the Company's stock previously acquired by Optionee and held by Optionee for a period of at least six months. Notwithstanding the foregoing, in the event Optionee does exercise the option by utilizing (b) above, Optionee should obtain tax advice as to the consequences of such action. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this option and in no event may the option be exercised with respect to fractional shares. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.
     4.       CESSATION OF EMPLOYMENT.  Except as provided in Paragraphs 2 and 5
              -----------------------
hereof, if Optionee shall cease to be an employee of the Company or a subsidiary corporation for any reason other than Optionee's death or disability [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")], this option shall expire three (3) months thereafter. During the three (3) month period this option shall be exercisable only as to those installments, if any, which had accrued as of the date when an employee of the Company or a subsidiary corporation.
     5.      TERMINATION OF EMPLOYMENT FOR CAUSE.  If Optionee's employment with
             -----------------------------------
the Company or a subsidiary corporation is terminated for cause, this option shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of a crime involving moral turpitude, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.
     6.        NONTRANSFERABILITY; DEATH OR DISABILITY OF OPTIONEE.  This option
               ---------------------------------------------------
shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee. If Optionee dies while serving as a director or an employee of the Company or a subsidiary corporation, or during the three (3) month period referred to in Paragraph 4 hereof, this option shall expire one (1) year after the date of Optionee's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under this option shall have passed by will or by the laws of descent and distribution or the executor or administrator of Optionee's estate shall have the right to exercise this option as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Optionee ceased to be a director or an employee of the Company or a subsidiary corporation.
     If Optionee terminates his or her employment because of disability (as defined in Section 22(e)(3) of the Code), Optionee may exercise this option to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.
     7.          EMPLOYMENT.  This Agreement shall not obligate the Company or a
                 ----------
subsidiary corporation to employ Optionee for any period, nor shall it interfere in any way with the right of the Company or a subsidiary corporation to reduce Optionee's compensation.
     8.       PRIVILEGES OF STOCK OWNERSHIP.  Optionee shall have no rights as a
              -----------------------------
shareholder with respect to the Company's stock subject to this option until the date of issuance of stock certificates to Optionee. Except as provided in the Plan, no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.
     9.     MODIFICATION AND TERMINATION.  The rights of Optionee are subject to
            ----------------------------
modification and termination upon the occurrence of certain events as provided in Sections 13 and 14 of the Plan.
     10.     NOTIFICATION OF SALE.  Optionee agrees that Optionee, or any person
             --------------------
acquiring shares upon exercise of this option, will notify the Company not more than five (5) days after any sale or other disposition of such shares.
     11.      REPRESENTATIONS OF OPTIONEE.  No shares issuable upon the exercise
              ---------------------------
of this option shall be issued and delivered unless and until the Company has complied with all applicable requirements of California and federal law and of the Securities and Exchange Commission and the California Department of Corporations pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, on which shares of the Company of the same class are then listed. Optionee agrees to ascertain that such requirements shall have been complied with at the time of any exercise of this option. In addition, if the Optionee is an "affiliate" for purposes of the Securities Act of 1933, there may be additional restrictions on the resale of stock, and Optionee therefore agrees to ascertain what those restrictions are and to abide by the restrictions and other applicable federal and state securities laws.
     Furthermore, the Company may, if it deems appropriate, issue stop transfer instructions against any shares of stock purchased upon the exercise of this option and affix to any certificate representing such shares the legends which the Company deems appropriate.
     Optionee represents that the Company, its directors, officers, employees and agents have not and will not provide tax advice with respect to the option, and Optionee agrees to consult with his or her own tax advisor as to the specific tax consequences of the option, including the application and effect of federal, state, local and other tax laws.
     12.      NOTICES.  Any notice to the Company provided for in this Agreement
              -------
shall be addressed to it in care of its President or Chief Financial Officer at its main office and any notice to Optionee shall be addressed to Optionee's address on file with the Company or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Optionee in person, and to the Company by personal delivery to its President or Chief Financial Officer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPTIONEE                                                        MARATHON BANCORP




By____________________________          By___________________________________




                                        By____________________________________

                                    EXHIBIT A
                                    ---------


                         NOTICE OF STOCK OPTION EXERCISE





Mr.  Craig  D.  Collette
President  and  Chief  Executive  Officer
Marathon  Bancorp
11150  W.  Olympic  Boulevard
Los  Angeles,  California  90064

Dear  Mr.  Collette:

Pursuant to my nonqualified stock option agreement dated _______________, I am exercising my stock option to acquire ____________ shares of common stock of Marathon Bancorp I am also enclosing payment by means of (cash in the amount of
                                                           ---------------------
$_________,  or  ________  qualifying  shares  of Marathon Bancorp having a fair
--------------------------------------------------------------------------------
market  value)  equal  to  the  sum  of  the  option  exercise  price.
-------------

I further acknowledge that Marathon Bancorp makes no representations as to federal or state tax matters, and that I am to consult with my own tax attorney or tax accountant for advice with respect to the exercise of my stock option and the effect of the sale of the option shares. [(For executive officers of the
                                                   -----------------------------
Company or insiders of the Company) I further acknowledge that I am an affiliate
  --------------------------------
or insider of Marathon Bancorp and that federal securities laws are applicable to the exercise of the stock option and any subsequent sale of the option shares including the applicability of the Securities Act of 1933 and Rule 144 (both dealing with the sale of shares by an affiliate). I agree to comply with such securities laws and rules.]

                              Sincerely,




                              ___________________________
                              (Name  of  Optionee)